UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 18, 2012

Identive Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-29440	77-0444317
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900-B Carnegie Avenue Santa Ana, California		92705
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 250-8888

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On October 18, 2012, the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) notified Identive Group, Inc. (the “Company”) that it has determined that for the last 10 consecutive business days, from October 4, 2012 to October 17, 2012, the closing bid price of the Company’s common stock has been above the minimum $1.00 per share price and that, accordingly, the Company has regained compliance with Nasdaq Listing Rule 5450(a)(1) (the “Bid Price Rule”). As reported on the Company’s Current Report on Form 8-K filed on August 17, 2012, the Company had received a deficiency letter from Nasdaq on August 16, 2012, notifying it that the Company was not in compliance with the Bid Price Rule. As a result of the Company regaining compliance with the Bid Price Rule, Nasdaq has advised the Company that it has now closed this matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDENTIVE GROUP, INC.

October 19, 2012	By:	/s/ David Wear
David Wear
Chief Financial Officer